AlTi Tiedemann Global Closes Previously Announced Constellation Wealth Capital Investment NEW YORK, NY, MARCH 27, 2024 – AlTi Global, Inc. (NASDAQ: ALTI) (“AlTi” or the “Company”), a leading independent global wealth and alternatives manager with over $70 billion in combined assets, today announced the closing of the initial investment from Constellation Wealth Capital (“CWC”). CWC, an investment advisory firm specializing in making investments in industry-leading wealth managers, has made an initial investment of $115 million in AlTi, as part of the previously announced strategic investment of up to $450 million from Allianz X and CWC. AlTi will use the capital principally to fund its mergers and acquisitions pipeline and organic growth activities. Under the terms of the agreement, AlTi sold 115,000 shares in newly created Series C Convertible Preferred Stock for a purchase price equal to $115 million, and issued warrants for 1,533,333 shares of AlTi’s Class A common stock. As previously reported, during the period commencing May 1, 2024 until September 30, 2024, AlTi is permitted to deliver a capital demand notice requiring CWC to purchase an additional 35,000 shares of Series C Convertible Preferred Stock, representing an additional investment equal to $35 million, subject to applicable regulatory approvals and other customary closing conditions. In the event AlTi delivers such notice, CWC will also receive warrants to purchase 466,667 shares of Class A Common Stock. Further details are included in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission. About AlTi AlTi is a leading independent global wealth and alternatives manager providing entrepreneurs, multi- generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi’s comprehensive offering is underscored by a commitment to impact or values-aligned investing and generating a net positive impact through its business activities. The firm currently manages or advises on over $70 billion in combined assets and has an expansive network with approximately 480 professionals across three continents. For more information, please visit us at www.alti-global.com. About Constellation Wealth Capital Constellation Wealth Capital is an alternative asset management platform dedicated to the wealth management sector. CWC provides flexible, long-term capital solutions, and strategic advisory support to scaled wealth management platforms. CWC leverages its deep industry experience and relationships for the benefit of its partner firms. Learn more at www.constellationwealthcapital.com. Forward-Looking Statements Some of the statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward- looking information in this press release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi Global's registration statement on Form 10-K filed March 22, 2024, and in the subsequent reports filed with the Securities and Exchange Commission, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Contacts AlTi Investor Relations: Lily Arteaga, Head of Investor Relations, investor@alti-global.com Alti Media Relations: Alex Jorgensen, pro-alti@prosek.com Constellation Wealth Capital Media Relations: Mike Geller, mgeller@prosek.com